UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	February 25, 2015

SEACOAST BANKING CORPORATION OF FLORIDA

(Exact Name of Registrant as Specified in its Charter)

Florida	001-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(772) 287-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 25, 2015, Dale M. Hudson, a member of the Board of Directors of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”), gave notice of his decision to retire at the end of his term and not stand for re-election to the Board of Directors of the Company (the “Board”) at the Company’s 2015 Annual Meeting of Stockholders (the “Annual Meeting”). Mr. Hudson will continue to serve on the board of directors of the Company’s principal operating subsidiary, Seacoast National Bank (“SNB”). Mr. Hudson retired as Vice Chairman of Seacoast in December 2010 and was one of the initial directors when the Company was formed in 1983.

Item 8.01    Other Events.

On February 26, 2015, in connection with Mr. Hudson’s announcement, and pursuant to the Agreement and Plan of Merger, dated as of April 24, 2014, by and among Seacoast, SNB, The BANKshares, Inc. (“BANKshares”) and BANKshares’ wholly-owned subsidiary BankFIRST, the Board nominated Jacqueline L. Bradley, currently a director of SNB, to stand for election as a Class I director at the Annual Meeting, replacing Dale M. Hudson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

Date: March 2, 2015	By:	/s/ Dennis S. Hudson, III
Dennis S. Hudson, III
Chairman and Chief Executive Officer